United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2008

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34052	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

2972 Stender Way Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 907-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 22, 2008, DayStar Technologies, Inc. (the “Company”) held its 2008 Annual Meeting of Stockholders. At this meeting, the stockholders of the Company, upon the recommendation of the Board of Directors of the Company, approved, among other items, the adoption of the Company’s Amended and Restated 2006 Equity Incentive Plan (the “2006 Amended Plan”). The 2006 Amended Plan was amended and restated to incorporate the following key amendments:

•	An increase of 450,000 shares of the Company’s common stock reserved for issuance under the 2006 Amended Plan, from 10,500,000 shares to an aggregate of 10,950,000 shares.

•	The 2006 Amended Plan expressly prohibits the repricing of stock options and stock appreciation rights without stockholder approval.

•

The 2006 Amended Plan provides increased flexibility to design equity and cash incentives that satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

•

The 2006 Amended Plan clarifies that the formula for determining the fair market value of the Company’s common stock is the closing sales price of the Company’s common stock on the date of grant or other applicable date.

•	The 2006 Amended Plan will expire in the ordinary course on July 31, 2018.

This description is qualified in its entirety by reference to the copy of the Amended 2006 Plan attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.3*	Amended and Restated 2006 Equity Incentive Plan

*	Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ Stephan DeLuca
Stephan DeLuca Chief Executive Officer

Dated: September 26, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.3*	Amended and Restated 2006 Equity Incentive Plan

*	Management contract or compensatory plan.